UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

GRIFFON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

100 Jericho Quadrangle
Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

(516) 938-5544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2007, Griffon Corporation (the “Company”) issued a press release announcing the Company’s financial results for the third fiscal quarter ended June 30, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to CEO Employment Agreement

On August 3, 2007, the Company entered into Amendment No. 3 (the “Amendment”) to the Employment Agreement between the Company and Harvey R. Blau, dated July 1, 2001, as amended on August 8, 2003 and July 18, 2006 (the “Employment Agreement”). Mr. Blau is the Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”).

The purpose of the Amendment was to bring the existing agreement into compliance with the final regulations issued under Section 409A of the Internal Revenue Code (“Section 409A”). Section 409A applies to arrangements that provide for the payment of deferred compensation, including severance arrangements, on or after January 1, 2005. The Amendment was effective as of August 3, 2007 and includes the following material terms:

• The definition of change in control has been modified to relate to the acquisition of 30% of the voting power of the Company, replacing the prior 35% threshold.

• A change in control resulting from a change in the composition of the Board has also been modified to provide that a change in a majority of the directors on the Board (excluding directors whose election was approved by a majority of the then existing Board) over any 12 month period will give rise to a change in control. Previously, a change in the majority of the directors on the Board (excluding new directors whose election was approved by a majority of the then existing Board) since the original execution of the Employment Agreement would arise to a change in control.

• As required under Section 409A, language has been added to the Employment Agreement that requires the payment of any post-termination: tax gross-up, medical reimbursements and/or other reimbursements to Mr. Blau must be made prior to the end of the year following the year in which the underlying expense is incurred.

• A provision has been added that payments due to a separation from service (other than due to death) must be delayed at least six months if such payments would otherwise result in additional taxation under Section 409A, regardless of whether a change in control occurred in the intervening period between a separation of service and the end of the six month period following such separation.

The above is a brief summary of the Amendment and does not purport to be complete. Reference is made to the Amendment for a full description of its terms, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Severance Agreement with Vice President

On August 3, 2007, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Severance Agreement between the Company and Patrick L. Alesia, dated July 18, 2006 (the “Severance Agreement”). Mr. Alesia is the Vice President, Treasurer and Secretary of the Company.

The purpose of Amendment No. 1 was to bring the existing agreement into compliance with the final regulations issued under Section 409A. Amendment No. 1 was effective as of August 3, 2007 and includes the following material terms:

• The definition of change in control has been modified to relate to the acquisition of 30% of the voting power of the Company, replacing the prior 35% threshold.

• As required under Section 409A, language has been added to the Severance Agreement that requires the payment of any post-termination medical reimbursements be made prior to the end of the year following the year in which the underlying medical expense is incurred.

The above is a brief summary of Amendment No. 1 and does not purport to be complete. Reference is made to Amendment No. 1 for a full description of its terms, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to Supplemental Executive Retirement Plan

On August 3, 2007, Amendment No. 1 to the Amended and Restated Supplemental Executive Retirement Plan of the Company (the “Plan”) was adopted. In part, the amendment to the Plan serves to bring the provisions of the Plan into compliance with the final regulations issued under Section 409A, to provide for payments upon a participant’s disability, to adopt more accurate mortality assumptions and to provide for the elimination of certain benefit reductions with regard to selected participants. The amendment to the Plan became effective as of August 3, 2007 and includes the following material terms:

• The definition of change in control has been modified to relate to the acquisition of 30% of the voting power of the Company, replacing the prior 35% threshold.

• A change in control resulting from a change in the composition of the Board has also been modified to provide that a change in a majority of the directors on the Board (excluding directors whose election was approved by a majority of the then existing Board) over any 12 month period will give rise to a change in control. Previously under the terms of the Plan, a change in the majority of the directors on the Board (excluding new directors whose election was approved by a majority of the then existing Board) would occur upon a change in the majority of the Board over any two year period.

•  The mortality assumptions under the Plan, which are used in determining the amount of any lump sum benefits paid under the Plan, have been changed to the Annuity 2000 Male Mortality Table mortality assumptions.

• The Plan has been amended to provide for lump sum distributions upon a participant’s “Disability” (as defined in Section 409A). Previously, the Plan did not provide for any distribution upon the disability of a participant.

•  A provision has been added to the Plan that payments due to a separation from service (other than due to death) must be delayed at least six months if such payments would otherwise result in additional taxation under Section 409A, regardless of whether a change in control occurred in the intervening period between a separation of service and the end of the six month period following such separation.

• The early retirement reduction has been eliminated for all participants who receive a distribution under the Plan due to a change in control and for Mr. Alesia in all cases.

• The Plan provides that a participant’s benefit under the Plan shall be offset by the value of the Social Security benefit such participant is entitled to receive. This offset has been eliminated with respect to Mr. Alesia.

•  The Plan has been amended to provide that the applicable death benefit, if any, for any participant who terminated employment with the Company after December 31, 2006 shall be payable in lump sum.

The above is a brief summary of Amendment No. 1 to the Plan and does not purport to be complete. Reference is made to Amendment No. 1 to the Plan for a full description of its terms, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amendment No. 3 to the Employment Agreement, dated August 3, 2007, between the Company and Harvey R. Blau.

10.2	Amendment No. 1 to the Severance Agreement, dated August 3, 2007, between the Company and Patrick L. Alesia.

10.3	Amendment No. 1 to the Amended and Restated Supplemental Executive Retirement Plan, dated August 3, 2007.

99.1.	Press Release, dated August 6, 2007

The information filed as exhibit 99.1 to this Form 8-K is being furnished in accordance with Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

By:	/s/ Eric P. Edelstein
Eric P. Edelstein
Executive Vice President and Chief Financial Officer

Date: August 6, 2007

Exhibit Index

10.1	Amendment No. 3 to the Employment Agreement, dated August 3, 2007, between the Company and Harvey R. Blau.

10.2	Amendment No. 1 to the Severance Agreement, dated August 3, 2007, between the Company and Patrick L. Alesia.

10.3	Amendment No. 1 to the Amended and Restated Supplemental Executive Retirement Plan, dated August 3, 2007.

99.1.	Press release, dated August 6, 2007